================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 23, 2004

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                     1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
        of incorporation)             File Number)         Identification No.)


              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                              90024
      (Address of principal executive offices)                  (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 5.  Other Events

     Occidental Petroleum Corporation announced on April 23, 2004, net income for the first quarter 2004 of $487 million ($1.24 per share), compared with $325 million ($0.86 per share) for the first quarter 2003. The 2003 income included net after-tax charges of $108 million for changes in accounting principles and a debt-remarketing fee.

                                   Oil and Gas
                                   -----------

     Oil and gas segment earnings were $750 million for the first quarter 2004, compared with $727 million for the first quarter 2003. The improvement in the first quarter 2004 earnings reflected the impact of higher energy prices and increased crude oil volumes. This was partially offset by higher exploration expense, operating expense -- particularly energy-related production taxes and other costs -- and increased DD&A rates, due to accelerated drilling in Colombia and Yemen and a facility expansion project in Qatar. Daily production increased to 568,000 barrels of oil equivalent (BOE) for the first quarter 2004 from 532,000 BOE for the first quarter 2003.

                                    Chemicals
                                    ---------

     Chemical segment earnings were $50 million for the first quarter 2004, compared with $35 million for the first quarter 2003. The improvement was due primarily to higher margins and volumes in vinyls, which were partially offset by higher ethylene costs and also by lower caustic soda margins.



Statements in this presentation that contain words such as "will" or "expect", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand considerations, for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

SUMMARY OF SEGMENT NET SALES AND EARNINGS

                                                     First Quarter
                                               -------------------
(In millions, except per-share amounts)           2004        2003
==========================================     =======     =======
SEGMENT NET SALES
  Oil and gas                                  $ 1,693     $ 1,553
  Chemical                                         857         790
  Other                                             30          28
                                               -------     -------
  Net sales                                    $ 2,580     $ 2,371
==========================================     =======     =======
SEGMENT EARNINGS
  Oil and gas                                  $   750     $   727
  Chemical                                          50          35
                                               -------     -------
                                                   800         762
UNALLOCATED CORPORATE ITEMS
  Interest expense, net (a)
    Debt, net                                      (54)       (124)
    Trust preferred distributions & other          (14)        (11)
  Income taxes (b)                                (190)       (178)
  Other                                            (55)        (56)
                                               -------     -------

INCOME FROM CONTINUING OPERATIONS                  487         393
  Cumulative effect of changes in
    accounting principles, net                      --         (68)
                                               -------     -------
NET INCOME                                     $   487     $   325
                                               =======     =======
BASIC EARNINGS PER COMMON SHARE
  Income from continuing operations            $  1.24     $  1.04
  Cumulative effect of changes in
    accounting principles, net                      --       (0.18)
                                               -------     -------
                                               $  1.24     $  0.86
                                               =======     =======
DILUTED EARNINGS PER COMMON SHARE
  Income from continuing operations            $  1.23     $  1.03
  Cumulative effect of changes in
    accounting principles, net                      --       (0.18)
                                               -------     -------
                                               $  1.23     $  0.85
                                               =======     =======
AVERAGE BASIC COMMON SHARES OUTSTANDING          391.5       379.1
==========================================     =======     =======

See footnotes on following page.

(a) The first quarter 2004 includes an $11 million pre-tax interest charge to redeem all the outstanding 8.16 percent Trust Preferred Redeemable Securities on January 20, 2004. The first quarter 2003 includes a $61 million pre-tax interest charge to repay a $450 million 6.4 percent senior notes issue that had ten years of remaining life, but was subject to re-marketing on April 1, 2003.

(b) The first quarter 2004 includes a $20 million credit related to the settlement of an issue with the Internal Revenue Service.

SUMMARY OF OPERATING STATISTICS

                                                     First Quarter
                                               -------------------
                                                  2004        2003
==========================================     =======     =======
NET OIL, GAS AND LIQUIDS
   PRODUCTION PER DAY

United States
  Crude oil and liquids (MBBL)
    California                                      77          78
    Permian                                        153         144
    Horn Mountain                                   25          15
    Hugoton                                          3           4
                                               -------     -------
      Total                                        258      241

  Natural Gas (MMCF)
    California                                     243         262
    Hugoton                                        127         144
    Permian                                        140         117
    Horn Mountain                                   17           5
                                               -------     -------
      Total                                        527         528

Latin America
  Crude oil (MBBL)
    Colombia                                        36          37
    Ecuador                                         43          16
                                               -------     -------
      Total                                         79          53

Middle East
  Crude oil (MBBL)
    Oman                                            14          13
    Qatar                                           42          47
    Yemen                                           39          39
                                               -------     -------
      Total                                         95          99

  Natural Gas (MMCF)
    Oman                                            11          --

Other Eastern Hemisphere
  Crude oil (MBBL)
    Pakistan                                         9          10

  Natural Gas (MMCF)
    Pakistan                                        75          75

BARRELS OF OIL EQUIVALENT (MBOE)
--------------------------------
  Subtotal consolidated subsidiaries               543         504
   Colombia-minority interest                       (4)         (4)
   Russia-Occidental net interest                   28          30
   Yemen-Occidental net interest                     1           2
                                               -------     -------
TOTAL WORLDWIDE PRODUCTION                         568         532
                                               =======     =======
CAPITAL EXPENDITURES (millions)                $   343     $   298
                                               =======     =======
DEPRECIATION, DEPLETION AND
   AMORTIZATION OF ASSETS (millions)           $   325     $   285
==========================================     =======     =======

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing, and amount. Therefore, management uses a measure called "core earnings", which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following table sets forth the core earnings and significant items affecting earnings for each operating segment and corporate:

                                                                   First Quarter
($ millions, except                  -------------------------------------------
 per-share amounts)                     2004         EPS        2003         EPS
================================     =======     =======     =======     =======
TOTAL REPORTED EARNINGS              $   487     $  1.24     $   325     $  0.86
                                     =======     =======     =======     =======
OIL AND GAS
  Segment Earnings                   $   750                 $   727
  Less:
    None                                  --                      --
                                     -------                 -------
  Segment Core Earnings              $   750                 $   727
                                     -------                 -------
CHEMICALS
  Segment Earnings                   $    50                 $    35
  Less:
    None                                  --                      --
                                     -------                 -------
 Segment Core Earnings               $    50                 $    35
                                     -------                 -------
CORPORATE
  Results                            $  (313)                $  (437)
  Less:
    Trust preferred
      redemption charge                  (11)                     --
    IRS settlement                        20                      --
    6.4% senior note remarket fee         --                     (61)
    Tax effect of pre-tax
      adjustments                          4                      21
    Changes in accounting
      principles, net*                    --                     (68)
                                     -------                 -------
TOTAL CORE EARNINGS                  $   474     $  1.21     $   433     $  1.14
================================     =======     =======     =======     =======

 * These amounts are shown after tax.

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

                                                     First Quarter
                                               -------------------
($ millions)                                      2004        2003
==========================================     =======     =======
PRE-TAX
INCOME / (EXPENSE)

CORPORATE
  Equity earnings                                   (3)        (21)

Item 9. Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition

     On April 23, 2004, Occidental Petroleum Corporation released information regarding its results of operations for the fiscal period ended March 31, 2004. This Form 8-K is being furnished to report information pursuant to Item 9, Regulation FD Disclosure and Item 12, Results of Operations and Financial Condition. The full text of the speeches given by Dr. Ray R. Irani and Stephen
I. Chazen is attached to this report as Exhibit 99.1. Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.2.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)




DATE:    April 23, 2004       S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)

                                  EXHIBIT INDEX


   99.1   Full text of speeches given by Stephen I. Chazen and Dr. Ray R. Irani

   99.2   Investor Relations Supplemental Schedules